SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

Date  of  Report  (Date of earliest event reported) February 28, 1997


               SUPERIOR ENERGY SERVICES, INC.
   (Exact name of registrant as specified in its charter)


       Delaware                      0-20310               75-2379388
(State or other jurisdiction (Commission File Number)   (IRS Employer
       of incorporation)                               Identification No.)


        1503 Engineers Road, Belle Chasse, Louisiana  70037
         (Address of principal  executive  offices)   (Zip Code)

                       (504) 393-7774
    (Registrant's telephone number, including area code)


                            N/A
   (Former name or former address, if changed since last report.)

Item 2:  Acquisition or Disposition of Assets

 Pursuant to a Stock Purchase Agreement dated as of February 28, 1997, by and between Superior Energy Services, Inc. ("Superior") and John C. Gordon, Superior acquired all of the outstanding common stock of Nautilus Pipe & Tool Rental, Inc. (the "Company") effective as of February 28, 1997. The Company, which conducts business under the name "Concentric Pipe & Tool Rentals," is engaged in the business of renting specialized equipment used in the exploration, development and production of oil and gas and has operating facilities in Houma and Lafayette, Louisiana. The purchase price paid by Superior for all of the outstanding common stock of the Company was (i) $4.0 million cash, (ii) 420,000 restricted shares of Superior common stock and (iii) a promissory note in the principal amount of $2.15 million with payments thereunder dependent upon the Company meeting specified earnings levels.

 Superior is not aware of any material relationships between
itself,  its  affiliates,  directors  or   officers  or  any
associates of its directors or officers with Mr. Gordon.


Item 7.  Financial Statements and Exhibits

(a)Financial Statements of Businesses Acquired

 It is impracticable to provide the financial statements of the Company required by this item at the time this current report on Form 8-K is filed. The required financial statements will be filed as soon as practicable, but not later than 60 days after the report on Form 8-K must be filed.


(b) Pro Forma Financial Information.

 It is impracticable to provide the pro forma financial information of the Company required by this item at the time this current report on Form 8-K is filed. The required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the report on Form 8-K must be filed.


(c)   Exhibits.

 2.1. Stock Purchase Agreement dated February 28, 1997, by and between Superior Energy Services, Inc. and John C. Gordon. The following attachments are omitted and will be provided to the Commission upon request: Form of Employment Agreement, Form of Promissory Note and Disclosure Schedule.


                            SIGNATURES

 Pursuant  to  the  requirements of  the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SUPERIOR ENERGY SERVICES, INC.



                              By:  /s/ Robert S. Taylor
                                  _____________________________
                                       Robert S. Taylor
                                      Chief Financial Officer
                                    and duly authorized officer

Dated: March 14, 1997